EXHIBIT 24(b)(16)
              Schedules for Computations of Performance for The AAL
                         Balanced Fund, A and B shares

The AAL Balanced Fund Class A
     4/30/98
(Assuming Reinvestment of all dividends)

                                                                                    Last 12 Months
                                    Dividends    Ending     Ending                 Ending      Ending
    Date        NAV         POP     Per Share    Shares     Dollars                Shares     Dollars
----------------------------------------------------------------------------------------------------------------
   31-Dec-97   10.00       10.42                 95.969       959.69               95.969      959.69
   30-Jan-98   10.06       10.48                 95.969       965.45               95.969      965.45
   27-Feb-98   10.51       10.95                 95.969     1,008.64               95.969    1,008.64
   31-Mar-98   10.74       11.19    0.027        96.211     1,033.30               96.211    1,033.30
   30-Apr-98   10.81       11.26                 96.211     1,040.04               96.211    1,040.04


Total Return Based on Gross Amount Invested               Total Return Based on Net Amount Invested
    n =       3.041667

-----------------------------------------------           ---------------------------------------------------------------------
Annualized From Inception            12.682%                        Annualized From Inception                        27.705%
                                     -------                                                                         -------

For Last 12 Months                    4.004%                           For Last 12 Months                             8.372%
                                      ------                                                                          ------

Calender Year 1998                    4.004%                           Calender Year 1998                             8.372%
                                      ------                                                                          ------

Gross Return From Inception           4.004%                        Gross Return From Inception                       8.372%
                                      ------                                                                          ------
-----------------------------------------------           ---------------------------------------------------------------------


  12 month
  dividend                               0.027                        4.47%
  distributions

         Cumulative  distributions
                                         0.027

The AAL Balanced Fund Class B
     4/30/98
(Assuming Reinvestment of all dividends)

                                                                         Last 12 Months
                         Dividends    Ending     Ending                 Ending     Ending
    Date        NAV      Per Share    Shares    Dollars                 Shares     Dollars
---------------------------------------------------------------------------------------------
   31-Dec-97    10.00                 100.000   1,000.00                100.000    1,000.00
   30-Jan-98    10.05                 100.000   1,005.00                100.000    1,005.00
   27-Feb-98    10.49                 100.000   1,049.00                100.000    1,049.00
   31-Mar-98    10.72    0.02         100.1866  1,074.00                100.187    1,074.00
   30-Apr-98    10.79                 100.1866  1,081.01                100.187    1,081.01


Total Return Based on Gross Amount Invested               Total Return Based on Net Amount Invested
    n =       3.041667

----------------------------------------------------------
                                       Net        CDSC
Annualized From inception            26.737%     9.735%
                                     -------     ------
(12/31/97)

        For Last 12 Months            8.101%     3.101%
                                      ------     ------

      For Calendar Year 1998          8.101%     3.101%
                                      ------     ------
----------------------------------------------------------



12 month dividend distributions
                                          0.02

         Cumulative  distributions
                                          0.02